Exhibit 3.2  By-laws of the Company

BYLAWS OF

AMBER OPTOELECTRONICS, INC.

A Delaware Corporation

ARTICLE I—Offices

The principal office of the corporation shall be located in the State of New York in the County of  Monroe, 2541 Monroe Ave. Suite 301, Rochester, New York 14618.  The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II—Shareholder

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at 4:00 o'clock PM. on the Third Tuesday in the month of November in each year, beginning with the year 2007. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be, called by the president at the request of the holders of not less than one-tenth 'of all the outstanding shares of the corporation, entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting' or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate anyplace as the place for such meeting. If no designation is made, or if a special meeting shall be called, otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting; and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be; delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders;

Section 7. Quorum. Fifty One Percent (51%) of the outstanding, shares of the company entitled to VOTE, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless, the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by certain Holders; Neither treasury shares, nor shares of its own stock held by the company in a fiduciary capacity, nor shares held by another company if a majority of the shares entitled to vote for the election of Directors of such other company is held by this company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another company may be voted by such officer, agent or proxy as the bylaws of such company may prescribe or, in the absence of such provision, as the Board of Directors of such company may determine.

Shares held by an administrator, executor; guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such share, into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a vote of the shareholders.

ARTICLE 111- Board of Directors

Section 1. General Powers. The business and affairs of the company shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of the company.

Section 2. Number, Tenure and Qualifications. The number of Directors of the company shall be not less than two nor more than five, unless a lesser number is allowed by statute.  Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her, successor shall have been elected and qualified.

Directors need not be residents of this state or shareholders of the company. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the company.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining, Directors though not Less than a quorum. A director elected to fill a vacancy shall be elected for the un-expired term of his or her predecessor in office" Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4.  Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings, without other notice than such resolution.

Section 5.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be trans-acted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid anyone or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the company in any other capacity and receiving compensation therefore.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

ARTICLE IV - Officers and Agents.

Section 1. General. The officers of the company shall be president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the company shall be fixed by the Board of Directors . One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may .be removed by the Board of Directors whenever in it's judgment the best interest of the company will be served thereby.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the un-expired portion of the term.

Section 5. President. The president shall:

(a)  subject to the direction and supervision of the Board of Directors, be the chief executive officer of the company;

(b)  shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

(c) the president shall have custody of the treasurer's bond, if any.

Section 6. Vice Presidents. The vice presidents shall:

(a)  assist the president, and

(b)  shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7. Secretary. The secretary shall:

(a)  keep the minutes of the proceedings of the shareholders and the Board of Directors';

(b)  see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)  be custodian of the corporate records and of the seal of the company and affix the seal to all documents when authorized by the Board of Directors;

(d)  keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the company's transfer agent or registrar;

(e) sign with the president, or a vice president, certificates for shares of the company, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the stock transfer books of the company, unless the company has a transfer agent; and

(g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to HIM or her by the president or by the Board of Directors.

Section 8. Treasurer. The treasurer shall:

(a  be the principal financial officer of the company;

(b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

(c) be the principal accounting officer of the company; and

(d) have such other powers and perform such other duties as may be from time to time prescribed by the. Board of Directors or the president;

ARTICLE V - Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the company by its president or a vice president and the secretary, and shall be sealed with the seal of the company, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares, Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the company, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the company or to a transfer agent of the company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the: company to issue a new certificate to the person entitled, thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the company which shall be kept at its principal office, or by its registrar duly appointed.

Section 4. Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents,, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the company.

ARTICLE VI: Indemnification of Officers and Directors

Each director and officer of this company shall be indemnified by the company against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she maybe made a party by reason of his or her being or he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

ARTICLE VlI:  Miscellaneous.

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incompany or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders meeting) by proxy, shall be equivalent to such notice.

Section 2. Fiscal Year. The fiscal year of the company shall be as established by the Board of Directors.

Section 3. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the company at any regular meeting of the Board or at any special meeting the purpose.

APPROVED:

DATED:  January 8, 2007

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Director:  Shirley Diamond

/S/

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Director:  Morris Diamond